EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2013, with respect to the consolidated financial statements  included in the Annual Report of Frozen Food Express Industries, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2012.  We hereby consent to the incorporation by reference of said report in the following Registration Statements of Frozen Food Express Industries, Inc. and Subsidiaries:

Form Type	File Number	Effective Date
Form S-8	033-48494	6/9/1992
Form S-8	033-59461	6/7/1995
Form S-8	033-59465	6/7/1995
Form S-8	333-21831	2/14/1997
Form S-8	333-38133	10/17/1997
Form S-8	333-52701	5/14/1998
Form S-8	333-87913	9/28/1999
Form S-8	333-87915	9/28/1999
Form S-8	333-56204	2/26/2001
Form S-8	333-56248	2/27/2001
Form S-8	333-106696	7/1/2003
Form S-8	333-120568	11/17/2004
Form S-8	333-128125	9/6/2005
Form S-8	333-144232	6/29/2007
Form S-8	333-155399	11/17/2008
Form S-8	333-162389	10/8/2009

/s/ Grant Thornton LLP

Dallas, Texas
March 19, 2013